UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2024

MEGA MATRIX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-13387	94-3263974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

650-340-1888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	MPU	NYSE American Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 5.02 is incorporated by reference in this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

The information contained in Item 5.02 is incorporated herein by reference in this Item 1.02. In connection with Mr. Yunheng (Brad) Zhang’s resignation as chief operating officer of Mega Matrix Corp. (the “Company”), the Company and Mr. Zhang have mutually agreed to terminate, effective January 15, 2024, the employment agreement, dated October 25, 2022, between the Company and Mr. Zhang (the “Zhang Employment Agreement”). The Zhang Employment Agreement provided for Mr. Zhang to serve as chief operating officer of the Company, and before that, the Company finance manager, for a period of three (3) years.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2024, Mr. Yunheng (Brad) Zhang resigned as director and chief operating officer of the Company, effective immediately. In connection with Mr. Zhang’s resignation and the termination of the Zhang Employment Agreement, Mr. Zhang and the Company entered into a termination agreement and general release (the “Termination Agreement”). Mr. Zhang’s resignation is for personal reasons and not due to any disagreement with the Company’s management team or the Company’s Board on any matter relating to the operations, policies or practices of the Company or any issues regarding the Company’s accounting policies or practices. The foregoing description of the Termination Agreement is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is attached hereto as Exhibit 10.1, filed herewith and incorporated herein by reference.

The Board of Directors of the Company intends to conduct a search of potential internal and external candidates to replace Mr. Zhang as a director.

On January 18, 2024, the Board appointed Mr. Xiangchen (Steven) Gao to serve as the Chief Operating Officer, effective immediately.

Below is the summary of Mr. Gao’s business experience:

Xiangchen (Steven) Gao, age 30. Mr. Gao will serve as our Chief Operating Officer since January 18, 2024. From 2022 to 2023, Mr. Xiangchen Gao served as the Co-founder and Chief Operating Officer of Digital Element Co., Ltd. Before this, he held the position of Senior Investment Manager at Fengshion Capital. Between 2019 and 2021, Mr. Gao was the Senior Strategic Manager at ByteDance. From 2016 to 2019, he worked as a Senior Investment Manager at Baofeng Group (stock code: 300431). Mr. Gao possesses over eight years of experience in investment and strategic operations. He received his Bachelor’s degree in Economics from Renmin University of China in 2015.

On January 18, 2024 (“Effective Date”), in connection with the appointment, the Company entered into the standard form of employment agreement with Mr. Gao (“Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Gao has an annual base salary of $48,000 and is eligible to receive annual Bonus and equity compensation, subject to the approval of the Board of Directors the Compensation Committee of the Board, employee benefits as may be determined by the Company in its sole discretion, and reimbursement of expenses in the course and scope of authorized Company business. In addition, the Board has granted 24,000 Restricted Stock Units (“RSUs”) pursuant to the Restricted Stoc Unit Award Agreement to Mr. Gao to be settled in shares of common stock of the Company under the Company’s Amended and Restated 2021 Equity Incentive Plan, The RSUs will vests in four equal installments on February 28, 2024, May 30, 2024, August 31, 2024 and November 30, 2024. The term of Employment Agreement will be for a period of one (1) year, after which the Employment Agreement shall continue on an at-will basis.

Except as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings with any other person pursuant to which Mr. Gao was appointed as Chief Operating Officer of the Company. There are also no family relationships between Mr. Gao and any of the Company’s directors or executive officers. Except as disclosed in this Current Report on Form 8-K, Mr. Gao has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement and Restricted Stock Unit Award Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01. Other Events.

On January 19, 2024, the Company issued a press release announcing the appointment of Mr. Xiangchen (Steven) Gao as the Company’s Chief Operating Officer. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Termination Agreement between the Company and Yunheng (Brad) Zhang, dated as of January 15, 2024.
10.2	Form of Employment Agreement (Incorporated herein by reference to Exhibit 10.5 to the registrant’s Report on Form 8-K filed with the SEC on October 1, 2021).
10.3	Form of Restricted Stock Unit Award Agreement under the 2021 Amended and Restated Equity Incentive Plan.
99.1	Press Release, dated January 19, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mega Matrix Corp.
a Delaware corporation

	By:	/s/ Yucheng Hu
Yucheng Hu, Chief Executive Officer

Dated: January 19, 2024

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